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                                                                    EXHIBIT 23.2

                         CONSENT OF ARTHUR ANDERSEN LLP
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


 As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.



 /s/ ARTHUR ANDERSEN LLP



 Atlanta, Georgia
 April 20, 2001